UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Comerica Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Voting FAQs for Comerica's Employee Shareholders

March 27, 2025

Comerica Incorporated's 2025 Annual Shareholder meeting is scheduled to take place on Tuesday, April 29. Please see below for information on how to vote your shares:

Q: If I vote once, does that mean I've voted all of my Comerica shares?

A: Not necessarily. If you hold Comerica shares both directly and through a broker, or through more than one broker, each set of shares would need to be voted separately. For example, if you have shares in the 401(k) plan as well as shares in your Fidelity Brokerage account (i.e., acquired via the ESPP or stock awards that previously vested), you will need to vote twice - once through Computershare (for shares in the 401(k) plan) and once through Fidelity for shares in the brokerage account.

Q: Can I vote Comerica shares held in my 401(k)?

A: Yes. You can vote Comerica shares held in your 401(k) through Computershare. You should have received a Notice of Availability of Proxy Materials in the mail. You can follow the instructions on that Notice to vote. If you have lost or did not receive the Notice, you can contact Computershare at (877) 536-3551.

Q: Can I vote my ESPP shares?

A: Yes. You can vote ESPP Comerica shares through Fidelity. You should have received an email from Fidelity Investments titled “Vote Now! COMERICA INCORPORATED Annual Meeting." You can follow the instructions in that email to vote. If you have lost or did not receive the email, you can log in to your Fidelity brokerage account and click on "Documents" under the "Accounts & Trade" drop-down menu, then "Other Documents," then click on "Proxy Materials."

Q: Can I vote my unvested SELTPP Units or RSUs, vested or unvested stock options, or shares deemed invested in my deferred compensation account?

A: No, these do not have any associated voting rights.